Exhibit 10.1
HEARTLAND FINANCIAL USA, INC.

2012 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
ONE-YEAR PERFORMANCE PERIOD

The Participant specified below is hereby granted a performance-based restricted stock unit award by HEARTLAND FINANCIAL USA, INC. (the “Company”) under the HEARTLAND FINANCIAL USA, INC. 2012 LONG-TERM INCENTIVE PLAN (the “Plan”). The restricted stock units awarded by this Award Agreement (this “Agreement”) shall be subject to the terms of the Plan and the terms set forth in this Agreement. All capitalized terms used in this Agreement and not otherwise defined have the meaning assigned to them in the Plan.

Section 1.Award. The Company hereby grants to the Participant an award of restricted stock units (each such unit, an “RSU”), where each RSU represents the right of the Participant to receive one Share in the future, subject to the terms of this Agreement and the Plan. For all purposes of this RSU:

The “Participant” is	___________________________________.
The “Grant Date” is	___________________________________.
The number of RSUs is	___________________________________.

If not a direct employee of the Company, the
Participant is an employee of: ______________________________ (the "Bank.")

Section 2.    Vesting of RSUs.

(a)Vesting. To the extent earned in accordance with Section 2(b), and subject to forfeiture prior to vesting in accordance with Section 2(c), the RSUs shall vest on [month and day] of the third calendar year following the year of the Grant Date (such date, or such earlier date on which the RSU shall vest pursuant to Section 2(c)(iii), Section 2(c)(iv), Section 2(c)(vi) or Section 2(c)(vii) being hereafter referred to as the “Vesting Date”). Shares shall be delivered based upon vesting of RSUs pursuant to and subject to Section 3 below.

(a)Earning of RSUs. The RSUs shall be earned based upon the financial performance of the Company or the Bank, or both (as the case may be), during the fiscal year in which the Grant Date occurs (the “Fiscal Year”) as set forth in Exhibit A (the “Performance Targets”). The Committee shall determine whether the RSUs have been earned based upon the Performance Targets at its first meeting (the date of such meeting, the “Measurement Date”) after financial statements for the Company or the Bank, or both (as the case may be), are available for the Fiscal Year, and the Company shall advise the Participant as soon as practicable thereafter of the number of RSUs that have been earned; provided, however, that no RSUs shall become earned if there exists as of the Measurement Date, as determined by the Committee, a material weakness (a “Material Weakness”) in safety, soundness or compliance (e.g., a regulatory memorandum of understanding, or a material weakness in internal control over financial reporting) at the Company level (with respect to RSUs to be earned based upon Company Performance Targets) or the Bank level (with respect to RSUs to be earned based upon Bank Performance Targets); provided, however, that RSUs that would have become earned on the Measurement Date but for the Material Weakness shall not be forfeited, but instead may become earned if the Material Weakness has been remediated in its entirety prior to the Vesting Date. In determining whether the RSUs have been earned based upon the Performance Targets, the Committee shall consider the effects of the following items, to the extent identified in the audited financial statements of the Company or the Bank (as the case may be), or in the Management Discussion and Analysis section of the Company’s annual report provided to its stockholders: (i) extraordinary, unusual or nonrecurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting principles, regulations or laws or (iv) mergers or acquisitions.

(b)Forfeiture and Special Vesting of RSUs. Notwithstanding the foregoing provisions of Section 2(b):

(i)Any RSUs that have not been earned as of the Measurement Date based upon failure to meet the Performance Targets shall expire and be forfeited on, and as of, the Measurement Date.

(ii)Any RSUs that have not been earned as of the Vesting Date based upon failure to remediate a Material Weakness shall expire and be forfeited on, and as of, the Vesting Date.

(iii)If a Participant’s Termination of Service occurs due to termination of the Participant’s employment by the Participant’s employer without Cause, any earned RSUs held by the Participant shall become vested on the date of Termination of Service, and any unearned RSUs held by the Participant shall expire and shall be forfeited as of the date of employment termination. For the avoidance of doubt, if such Termination of Service occurs before the Measurement Date, all RSUs shall expire and be forfeited. Any RSUs that are not earned solely because of a Material Weakness shall remain outstanding until remediation of such Material Weakness prior to the Vesting Date (when such RSUs shall vest) or until the Vesting Date (when such RSUs shall expire and be forfeited).

(iv)If a Participant’s Termination of Service occurs on or after the Measurement Date due to the Participant’s Disability or death, any earned RSUs held by the Participant shall become vested on the date of Termination of Service. If a Participant’s Termination of Service occurs prior to the Measurement Date due to the Participant’s Disability or death, then the RSUs shall continue to remain outstanding until the Measurement Date and shall become vested, to the extent earned, as of and on the Measurement Date. Any RSUs that are not earned solely because of a Material Weakness shall remain outstanding until remediation of such Material Weakness prior to the Vesting Date (when such RSUs shall vest) or until the Vesting Date (when such RSUs shall expire and be forfeited).

(v)If the Participant’s Termination of Service occurs due to termination of the Participant’s employment by the Participant’s employer for Cause or by the Participant voluntarily (other than due to Qualifying Retirement), the Participant shall forfeit all RSUs (whether or not earned).

(vi)If the Participant’s Termination of Service occurs due to a Qualifying Retirement, (1) prior to the Measurement Date, then the RSUs shall continue to remain outstanding until the Measurement Date and shall become vested, to the extent earned, as of and on the Measurement Date, (2) on or after the Measurement Date, then to the extent earned, the RSUs shall become vested on the date of such Termination of Service due to Qualifying Retirement, and (3) there is or was a Material Weakness on the Measurement Date, then the portion of the RSUs that are not earned because of such Material Weakness shall remain outstanding until remediation of the Material Weakness (when such RSUs shall vest) or until the Vesting Date (when such RSUs shall expire and be forfeited). For such purposes, a “Qualifying Retirement” means a voluntary Termination of Services by the Participant on or after the date the Participant reaches the age of 62, and provided that (A) the Participant has provided at least five (5) years of full-time equivalent services to the Company or a Subsidiary through the date of such Termination of Services; (B) the Participant covenants that the Participant shall not engage in any full-time employment with any entity thereafter (although Participant shall be entitled to engage in part-time employment, including services as a member of a board of directors or similar body, with an entity that does not compete with the Company or any Subsidiary) unless such employment has been approved in writing by the Chair of the Committee; (C) the Participant executes a general release and waiver of claims against the Company at the time of such Termination of Services; and (D) the Participant executes a confidentiality, non-solicitation, and non-competition agreement with the Company at the time of such Termination of Service.  Consistent with Section 5.2 of the Plan, any question regarding whether a voluntary Termination of Service constitutes a Qualifying Retirement shall be determined by the Committee and the decision of the Committee shall be final and binding upon the Participant.

(vii)If there is a Change in Control (1) all RSUs that have not been previously forfeited shall become fully vested if the obligations under this Agreement are not assumed by the Company or the successor in such Change in Control, and (2) all RSUs that have not been previously forfeited shall become fully vested upon an Involuntary Termination within two years after the Change in Control.

Section 3.     Settlement of RSUs. Delivery of Shares or other amounts under this Agreement shall be subject to the following:

(a)Delivery of Shares. The Company shall deliver to the Participant one Share, free and clear of any restrictions, in settlement of each vested RSU within 30 days following the Vesting Date.

(b)Compliance with Applicable Laws. Notwithstanding any other term of this Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Agreement unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity.

(c)Certificates Not Required. To the extent that this Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Section 4.     Withholding. All deliveries of Shares pursuant to this Agreement shall be subject to withholding of all applicable taxes. The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs and Designated Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with this Agreement.  Except as may be provided otherwise by the Committee, such withholding obligations may be satisfied at the election of the Participant (a) through debit of a deposit account held by the Participant at a bank affiliated with the Company, or (b) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (b) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 5.    Non-Transferability of RSUs. Neither the RSUs awarded pursuant to this Agreement, nor any portion thereof, shall be transferable, except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. Except as provided in the immediately preceding sentence, this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Any attempt at assignment, transfer, pledge, hypothecation or other disposition of this Agreement contrary to the provisions hereof, or the levy of any attachment or similar process upon this Agreement or the RSUs it represents, shall be null and void and without effect.

Section 6.    No Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company with respect to the RSUs, including but not limited to, dividend or voting rights, prior to the settlement of the RSUs pursuant to Section 3(a) above and issuance of a stock certificate or its equivalent as provided herein.

Section 7.    Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been settled or distributed at the time of the Participant’s death, such rights shall be settled for and such benefits shall be distributed to the Designated Beneficiary in accordance with the provisions of this Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form as the Committee may require. The Participant’s designation of beneficiary may be amended or revoked from time to time by the Participant in accordance with any procedures established by the Committee. If a Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits that would have been provided to the Participant shall be provided to the legal representative of the estate of the Participant. If a Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the provision of the Designated Beneficiary’s benefits under this Agreement, then any benefits that would have been provided to the Designated Beneficiary shall be provided to the legal representative of the estate of the Designated Beneficiary.

Section 8.    Administration. The authority to manage and control the operation and administration of this Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Agreement or the Plan shall be final and binding on all persons.

Section 9.    Plan Governs. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Human Resources Department of the Company. This Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any term of this Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Agreement, the corporate records of the Company shall control.

Section 10.    Not an Employment Contract. Neither the RSUs granted under this Agreement nor this Agreement shall confer upon the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

Section 11.    Amendment. Without limitation of Section 14 and Section 15 below, this Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person.

Section 12.    Governing Law. This Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 13.    Validity. If any provision of this Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 14.    Section 409A Amendment. This Agreement is intended to be exempt from Code Section 409A and this Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee.

Section 15.    Clawback. This Agreement, the RSUs and any Shares issued under this Agreement, and any amount or benefit received under the Plan, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant, whether adopted prior to or following the date of this Agreement, and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Agreement, all as of the Grant Date. This Agreement and any amendments or supplements hereto may be executed in counterparts, each of which shall constitute an original, but taken together shall constitute a single contract.  Signature may be in electronic format, including by electronic acknowledgment.

HEARTLAND FINANCIAL USA, INC.

By:	/s/ Mark Murtha

Print Name:	Mark Murtha

Print Title:	EVP Human Resources

PARTICIPANT

By:	Via Electronic Acknowledgment

Print Name:

EXHIBIT A

Performance Targets